UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2006

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 9, 2006, Avnet, Inc. (the "Company") issued a press release announcing the sale of 15,700,000 shares of its common stock by Permira Europe II Nominees Limited, Permira UK Venture IV Nominees Limited and SV (Nominees) Limited (the "Permira shareholders") in an underwritten offering. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The offering was made pursuant to an Underwriting Agreement, dated February 8, 2006, by and among the Permira shareholders, the Company and the several underwriters listed therein. A copy of the Underwriting Agreement is attached hereto as Exhibit 1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

1 Underwriting Agreement, dated as of February 8, 2006, by and among the Permira shareholders, Avnet, Inc. and the several underwriters listed therein.

99.1 Press Release of Avnet, Inc., dated February 9, 2006, announcing the sale of 15,700,000 shares of its common stock by the Permira shareholders in an underwritten offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

February 10, 2006	By:	/s/ Raymond Sadowski

Name: Raymond Sadowski
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Underwriting Agreement, dated as of February 8, 2006, by and among the Permira shareholders, Avnet, Inc. and the several underwriters listed therein.
99.1	Press Release of Avnet, Inc., dated February 9, 2006, announcing the sale of 15,700,000 shares of its common stock by the Permira shareholders in an underwritten offering.